BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Mallory Meredith
149 S. Lexington Ave.
Asheville, NC 28801, USA

Work Order #: W2020081700751
August 17, 2020
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 59820

Charges

Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Certificate of Designation	20200855960	8/17/2020 11:05:24 AM	InternalReview	1	$175.00	$175.00
Total						$175.00

Payments

Type	Description	Payment Status	Amount
Credit Card	5976875124766783303061	Success	$175.00
Total			$175.00

Credit Balance: $0.00

Mallory Meredith
149 S. Lexington Ave.
Asheville, NC 28801, USA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

08/17/2020

Work Order Item Number:	W2020081700751 - 766694
Filing Number:	20200855960
Filing Type:	Certificate of Designation
Filing Date/Time:	08/17/2020 11:05:24 AM
Filing Page(s):	4

Indexed Entity Information:

Entity ID: E0116312018-0

Entity Name: SIGNET INTERNATIONAL HOLDINGS, INC.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
CORPORATION SERVICE COMPANY
112 NORTH CURRY STREET, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number **E0116312018-0**
Barbara K. Cegavske	Filing Number **20200855960**
Secretary of State State Of Nevada	Filed On **08/17/2020 11:05:24 AM**
	Number of Pages **4**

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

- [x] **Certificate of Designation**
- [ ] **Certificate of Amendment to Designation - Before Issuance of Class or Series**
- [ ] **Certificate of Amendment to Designation - After Issuance of Class or Series**
- [ ] **Certificate of Withdrawal of Certificate of Designation**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: **SIGNET INTERNATIONAL HOLDINGS, INC.** Entity or Nevada Business Identification Number (NVID): **NV20181168001**
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing: **Series A Super Preferred Stock**
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6.Resolution: (Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Date of Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *
8. Signature: (Required)	**X** **Ernesto Letiziano** Signature of Officer Date: **08/17/2020**

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0116312018-0
Barbara K. Cegavske	Filing Number 20200855960
Secretary of State State Of Nevada	Filed On 08/17/2020 11:05:24 AM
	Number of Pages 4

CERTIFICATE OF DESIGNATI
OF
SIGNET INTERNATIONAL HOLDINGS, INC., INC.
A Nevada Corporation

SIGNET INTERNATIONAL HOLDINGS, INC., INC., a Nevada corporation (the "Corporation") organized and existing under and by virtue of the provisions of the Nevada Revised Statutes of the State of Nevada (the "NRS") does hereby certify:

WHEREAS, pursuant to the Corporation's Articles of Incorporation (as amended), the Corporation's Board of Directors (the "Board") is authorized to issue, by resolution and without any action by the Corporation's shareholders, up to Fifty Million (50 000,000) shares of preferred stock, par value $0.001 (the "Preferred Stock"), in one or more series, and the Board may establish the designations, dividend rights, dividend rate, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and all other preferences and rights of any series of Preferred Stock, including rights that could adversely affect the voting power of the holders of the Corporation's common stock;

WHEREAS, the Board believes it to be in the best interest of the Corporation and its shareholders to designate a new class of Series A –Super Preferred Stock (as defined below);

RESOLVED, pursuant to the NRS, the Board hereby files this Certificate of Designation (the "Certificate") and designates a new class of Preferred Stock as Series A –Super Preferred Stock as follows:

A. Series A –Super Preferred Stock

The Corporation is authorized to issue up to Fifty Million (50,000,000) shares of Preferred Stock. Five million (5,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Super Preferred Stock" with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

B. Pursuant to authority expressly granted and vested in the Board of Directors of the Corporation by the provisions of the Corporation's Certificate of Incorporation, as amended, the Board of Directors adopted the following resolution on March 14, 2007 (i) authorizing a series of the Corporation's previously authorized 50,000,000 shares of preferred stock, par value $.001 per share, and, (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 5,000,000 shares of Series A Convertible Super Preferred Stock of the Corporation:

RESOLVED: That pursuant to the authority vested in the Board of Directors of the Corporation by the Corporation's Certificate of Incorporation (the "Certificate of

Incorporation") as amended, a series of Super Preferred Stock of the Corporation be, and it hereby is, created out of the 50,000,000 authorized shares of the capital preferred stock of the Corporation, there shall be no other shares designated as such series to be designated Series A Convertible Super Preferred Stock (the "Series A Super Preferred Stock"), to consist of 5,000,00 shares, par value $.001 per share, which shall have the following preferences, powers, designations and other special rights;

1. Voting. Holders of the Series A Super Preferred Stock shall have ten votes per share held on all matters submitted to the shareholders of the Company for a vote thereon. Each holder of these shares shall have the option to appoint two additional members to the Board of Director. Each share shall be convertible into ten (10) shares of common stock.

2. Dividends. The holders of Series A Preferred Stock shall be entitled to receive dividends or distributions on a pro rata basis with the holders of common stock when and if declared by the Board of Directors of the Company. Dividends shall not be cumulative. No dividends or distributions shall be declared or paid or set apart for payment on the Common Stock in any calendar year unless dividends or distributions on the Series A Preferred Stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends shall bear or accrue inter est.

3. Liquidation Preference. Upon the liquidation, dissolution and winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Super Preferred Stock then outstanding shall be entitled to, on a pro-rata basis with the holders of common stock, distributions of the assets of the Corporation, whether from capital or from earnings available for distribution to its stockholders.

4. Re-issuance. No share or shares of Series A –Super Preferred Stock acquired by the Corporation by reason of conversion, redemption or otherwise shall be reissued as Series A Super Preferred Stock, and all such shares thereafter shall be returned to the Corporation's treasury under the status of undesignated and un-issued shares of Preferred Stock of the Corporation.

5. Notices. Unless otherwise specified in the Corporation's Certificate of Incorporation or Bylaws, all notices or communications given hereunder shall be in writing and, if to the Corporation, shall be delivered to it as its principal executive offices, and if to any Series A Holder, shall be delivered to it at its address as it appears on the stock books of the Corporation.

6. Transfer Agent Notice. The Corporation shall immediately, upon filing of this Certificate of Amendment, provide its transfer agent with copies of this Certificate of Amendment and notify its transfer agent of all rights, conditions, terms and requirements hereunder. In the

event the Corporation changes transfer agents following the filing of this Certificate of Amendment, any new transfer agent shall immediately receive copies of these Articles and be notified of all rights, conditions, terms and requirements hereunder.

7. Severability. If any word, phrase, provision or clause of this Certificate is deemed to be invalid, illegal, or unenforceable, only specific content shall be deemed stricken from this Certificate and all remaining language, content, rights, restrictions and privileges of this Certificate shall remain in effect. If any word, phrase, provision or clause of this Certificate is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of SIGNET INTERNATIONAL HOLDINGS, INC., Inc.

SIGNET INTERNATIONAL HOLDINGS, INC., INC.

[signature]

Ernest W. Letiziano, Chairman of the Board

Date: 8/13/2020